Exhibit 99.1

Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011 www.computershare.com/investor

LETTER OF TRANSMITTAL

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

This Letter of Transmittal may be used to tender only with respect to certain shares of common stock, par value $0.05 per share (“Pfizer common stock”), of Pfizer Inc. (“Pfizer”), you hold. You may receive additional Letters of Transmittal with respect to shares of Pfizer common stock held by you in another manner or in another name or with respect to equity awards you hold (if any). The deadline for submitting Letters of Transmittal is 12:00 midnight, New York City time, on June 19, 2013, unless the exchange offer is extended or terminated. Letters of Transmittal must be RECEIVED by Computershare Trust Company, N.A. (the “Exchange Agent”) no later than 12:00 midnight, New York City time, on June 19, 2013.

Your Pfizer Stock Certificates:

Locate the listed certificates.

Certificate Numbers	Shares	Certificate Numbers	Shares

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

You hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Complete the box(es) on the reverse side to receive shares of Class A common stock, par value $0.01 per share (“Zoetis common stock”), of Zoetis Inc. (“Zoetis”), each of which is subject to proration, adjustment and certain limitations as set forth in the Prospectus, dated May 22, 2013 (the “Prospectus”), in exchange for shares of Pfizer common stock that are validly tendered and not validly withdrawn.

This Letter of Transmittal relates to the offer by Pfizer to exchange (the “exchange offer”) up to 400,985,000 shares of Zoetis common stock owned by Pfizer for shares of Pfizer common stock, that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer, at an exchange ratio of shares of Zoetis common stock for each share of Pfizer common stock tendered, upon the terms and subject to the conditions set forth herein and in the Prospectus. The exchange offer and related withdrawal rights will expire at 12:00 midnight, New York City time, on June 19, 2013, unless extended or terminated in accordance with applicable law and the terms of the exchange offer. The term “expiration date” as used herein means the latest time and date at which the exchange offer, whether or not extended, will expire.

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Although Pfizer has mailed the Prospectus to the extent required by U.S. law, including to shareholders located outside the United States, the Prospectus is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any shares of Pfizer common stock, in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons residing in those countries and often impose stringent requirements about the form and content of offers made to the general public. Pfizer has not taken any action under non-U.S. regulations to facilitate a public offer to exchange the shares of Pfizer common stock outside the United States. Accordingly, the ability of any non-U.S. person to tender shares of Pfizer common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for Pfizer to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Pfizer common stock or that may apply in their home countries. None of Pfizer, Zoetis, the Exchange Agent or the information agent can provide any assurance about whether such limitations may exist.

MARK THE BOX BELOW UNDER STOCK ELECTION TO PARTICIPATE IN THE EXCHANGE OFFER

STOCK ELECTION
1. ☐	Mark this box to elect to make a stock election with respect to ALL of your shares of Pfizer common stock. If you select this option, please DO NOT fill in the box to the right.

2. ☐	Mark this box to elect to make a stock election with respect to the following number of your shares of Pfizer common stock. Please fill in the number of shares for which you would like to make a stock election in the box to the right.

PRORATION/ODD-LOT

In the event the exchange offer is oversubscribed and Pfizer is unable to fulfill all tenders of Pfizer common stock at the exchange ratio, all shares of Pfizer common stock that are validly tendered and not validly withdrawn will generally be accepted for exchange on a pro rata basis in proportion to the number of shares tendered, which is referred to as “proration.” Stockholders who beneficially own “odd-lots” (less than 100 shares) of Pfizer common stock and who validly tender all their shares will not be subject to proration (other than if you hold odd-lot shares as a participant in the Pfizer Savings Plan, the Pfizer Savings Plan for Employees Resident in Puerto Rico, the Searle Puerto Rico Savings Plan or the Wyeth Union Savings Plan).

3. ☐	Mark this box if you own an aggregate of fewer than 100 shares of Pfizer common stock and elect for your shares not to be subject to proration.

LOST OR DESTROYED CERTIFICATE(S)

If your certificate(s) representing shares of Pfizer common stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, please contact Computershare Trust Company N.A. at 1-877-373-6374 regarding the requirements for replacement of the certificate(s). Replacement shares will be issued in book-entry form via Direct Registration Shares. You may be asked to post a surety bond for your lost shares of Pfizer common stock. Your shares of Pfizer common stock will not be included in the exchange offer unless you satisfy the requirements for replacement of your lost or destroyed certificate(s). You are urged to call Computershare Trust Company N.A. immediately to ensure timely processing of the documentation.

OVERSUBSCRIPTION

These elections will be subject to proration based on a proration adjustment if stock consideration is oversubscribed.

To be effective, this Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Information Booklet to the Letter of Transmittal, together with your stock certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the expiration date. Do not send your election materials to Pfizer, Zoetis or the information agent for the exchange offer.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. Please refer to the section entitled “Signature Guarantees” in the Instruction Booklet to the Letter of Transmittal.

By signing below, I represent and warrant as follows:

(1) I have full power and authority to surrender the shares of Pfizer common stock represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I own the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities and Exchange Act of 1934, as amended. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of Pfizer common stock.

(2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and manually signed, together with any stock certificate(s) representing shares of Pfizer common stock and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of Pfizer common stock will be determined by the Exchange Agent.

(3) I understand that, pending the completion of the exchange offer, I may not and shall not sell or otherwise transfer the shares of Pfizer common stock subject to this Letter of Transmittal unless the exchange offer is terminated or I properly revoke this election prior to the expiration date.

(4) I acknowledge that, until I properly surrender the certificate(s) representing the shares of Pfizer common stock to which this Letter of Transmittal relates or properly transfer such shares of Pfizer common stock in book-entry form, I will not receive any consideration issuable or payable in connection with the exchange offer. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Information Booklet to the Letter of Transmittal.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov). If you do not have a Taxpayer Identification or Social Security Number, please enter four zeros (0000).

Signature of owner	Signature of co-owner, if any
Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED)

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of an Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature
Name of Firm

Address of Firm – Please Print

SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(SEE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of for fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above in the Letter of Transmittal.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)